UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: Date of Earliest Event Reported:	November 2, 2007 October 29, 2007

BOISE CASCADE HOLDINGS, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street

P.O. Box 50

Boise, Idaho 83728

(Address of principal executive offices) (Zip Code)

(208) 384-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Termination of Executive Officer Severance Agreements

Prior to the 2004 purchase of OfficeMax Incorporated’s (“OfficeMax”) forest products and paper assets by Madison Dearborn Partners, OfficeMax had entered into severance agreements with Thomas E. Carlile, senior vice president and chief financial officer, Stanley R. Bell, senior vice president, Building Materials Distribution, and Thomas A. Lovlien, senior vice president, Wood Products (the “Agreements”). The Agreements provided for severance benefits if these officers were terminated after the acquisition. The Agreements expired by their terms on October 29, 2007, and new severance agreements have not been entered into with these officers. Following the termination of the Agreements, Messrs. Carlile, Bell, and Lovlien became subject to our Executive Officer Severance Pay Policy.

Amended Executive Officer Severance Pay Policy

Our Executive Officer Severance Pay Policy (the “Policy”) is subject to Internal Revenue Code Section 409A. As previously written, the Policy permitted us discretion to pay an officer’s severance either in a lump-sum or periodic payments, as well as discretion to continue the officer’s group insurance coverage. Under Section 409A, discretion in the form and/or timing of distributions is prohibited. Accordingly, the compensation committee of our board of directors amended the Policy effective November 1, 2007, to bring it into compliance with Section 409A by eliminating our discretion and requiring that the officer’s group insurance coverage be continued and severance under the Policy be paid in a lump-sum within 90 days following an officer’s termination.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Policy, filed as Exhibit 99.1 to this Report on Form 8-K. Exhibit 99.1 is incorporated by reference into this Item 5.02.

Amended Supplemental Pension Plan

Our Supplemental Pension Plan (the “SUPP”) is subject to Internal Revenue Code Section 409A. Under Section 409A, distribution elections are severely limited. Elections must generally be made within 30 days after an employee becomes a participant in the plan, and changes to previous elections are subject to onerous restrictions, including a 5-year delay in beginning distributions. However, recent transition guidance issued by the IRS permits a limited exception to this and allows participants to make a new distribution election without being subject to the restrictions. In order to take advantage of this opportunity, the compensation committee of our board of directors amended the SUPP effective November 1, 2007, to allow the new elections. The amendment allows participants to make a new distribution election so long as the new election is made before December 31, 2007, and so long as the new election does not accelerate payment into 2007 nor delay payments that would otherwise have been made in 2007.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the SUPP, filed as Exhibit 99.2 to this Report on Form 8-K. Exhibit 99.2 is incorporated by reference into this Item 5.02.

Amended Deferred Compensation Plan

Our 2004 Deferred Compensation Plan (the “Plan”) is subject to Internal Revenue Code Section 409A. The compensation committee of our board of directors amended the Plan effective November 1, 2007, primarily to bring the Plan in line with final Section 409A regulations. The primary changes were:

•      Expanded the definition of “Disability” (Section 409A).

•      Changed the termination of employment provisions to comply with the separation from service definition (Section 409A).

•      Clarified payment starting dates (Section 409A).

•      Added “Cessation of Deferrals” (permitted under Section 409A and brings the Plan in line with requirements under our 401(k) plan).

•      Added “Distributions Pursuant to a Domestic Relations Order” (permitted under Section 409A).

•      General housekeeping measures to provide clarification (e.g., updating other definitions, rephrasing, and minor reorganization).

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Plan, filed as Exhibit 99.3 to this Report on Form 8-K. Exhibit 99.3 is incorporated by reference into this Item 5.02.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Report on Form 8-K:

Exhibit Number

Description

Exhibit 99.1

Boise Cascade, L.L.C. Executive Officer Severance Pay Policy (As Amended Through November 1, 2007)

Exhibit 99.2

Boise Cascade, L.L.C. Supplemental Pension Plan (As Amended Through November 1, 2007)

Exhibit 99.3

Boise Cascade, L.L.C. 2004 Deferred Compensation Plan (As Amended Through November 1, 2007)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

	By	/s/ Karen E. Gowland
Karen E. Gowland Vice President, General Counsel and Corporate Secretary

Date: November 2, 2007